UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report: (Date of earliest event reported) November 4, 2008

RF INDUSTRIES, LTD.
(Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000,
San Diego, California 92126-4202
(Address of Principal Executive Offices)

(858) 549-6340
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 22, 2008, RF Industries, Ltd. (the “Company”) announced a new plan to repurchase up to 100,000 shares of common stock, par value $0.01 per share, of the Company. By October 28, 2008, the Company had completed the repurchase of all of those shares. Accordingly, on November 4, 2008, the Company announced that it would repurchase up to an additional 100,000 shares from time to time in the open market in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. Rule 10b-18 is a “safe harbor” rule, which allows issuers to repurchase shares of their own stock in the public market, subject to compliance with particular repurchase requirements.

The Company issued a press release on November 4, 2008 announcing its additional stock repurchase program. A copy of the November 4, 2008 press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 4, 2008
	By:	/s/ Howard Hill
Howard Hill
President, Chief Executive Officer